UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2011
BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 10, 2011, BlueLinx Corporation (the “Operating Company”), a wholly-owned subsidiary of BlueLinx Holdings Inc. (the “Registrant”), reached an agreement (the “Third Amendment”) with Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association (“Wells Fargo”) and the other signatories thereto to amend the terms of its existing Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended (the “Credit Agreement”). The Third Amendment modifies the Agreement as follows:
(a)	increases the amount of our accounts receivable included in the calculation of the borrowing base to 87.5%;

(b)	increases the applicable percentage of the liquidation value of our inventory included in the calculation of the borrowing base to 90.0% for the periods January to March 2012 and January to March 2013, subject to specified EBITDA levels;

(c)	includes in the calculation of our excess liquidity certain cash on the balance sheet and subject to a deposit account control agreement;

(d)	reduces the excess liquidity we are required to maintain under the Credit Agreement to the greater of (i) $35 million or (ii) the amount equal to 15% of the lesser of (A) our borrowing base or (B) $400 million; and

(e)	decreases the amount of excess liquidity we are required to maintain in order to avoid being required to meet certain financial ratios and triggering additional limits on capital expenditures under the Credit Agreement to the greater of (i) $30,000,000 or (ii) the amount equal to 15% of the lesser of (A) our borrowing base or (B) $400 million.
Except as described above, all other material terms of the Credit Agreement remain unchanged. Effectiveness of the Third Amendment is contingent on the successful completion of the previously announced rights offering. No assurances can be provided as to the timing of the completion of the rights offering or that it will be completed at all.
The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	The Third Amendment, dated May 10, 2011, to the Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended, by and between the Operating Company, Wells Fargo and the other signatories listed therein.
99.1	Press release, dated May 12, 2011, regarding the Third Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Sara E. Epstein
Sara E. Epstein
Secretary

Dated: May 12, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	The Third Amendment, dated May 10, 2011, to the Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended, by and between the Operating Company, Wells Fargo and the other signatories listed therein.
99.1	Press release, dated May 12, 2011, regarding the Third Amendment.